EXHIBIT 99.1

ITUS Announces Formation of Cancer Diagnostics Subsidiary

LOS ANGELES, CA - June 23, 2015 - ITUS Corporation ("ITUS") OTCQB: ITUS), today announced that it has formed a new subsidiary, Anixa Diagnostics Corporation ("Anixa"), for the purpose of developing and marketing non-invasive, early cancer screening tests. Anixa will be lead by Dr. Amit Kumar, who will become Executive Chairman of Anixa, and also assume the role of Vice-Chairman of ITUS.

Robert Berman, ITUS's President and CEO, stated, "Dr. Kumar has many years of experience in cancer diagnostics, is a foremost expert in the utilization of cutting edge technolgies for early cancer screening, and has successfully developed and guided several cancer diagnostic tests through the approval process and to the market. With Dr. Kumar's expertise, together with access to other leading scientists and renowned cancer institutes, we currently have the resources that are necessary to bring non-invasive cancer diagnostic tests to market."

Dr. Kumar received his Bachelor's degree in Chemistry from Occidental College, where he graduated with honors. After joint studies at Stanford University, and the California Institute of Technology, Dr. Kumar received his Ph.D. in Chemistry from the California Institute of Technology. He followed his Ph.D. with a post-doctoral fellowship at Harvard University. Dr. Kumar has previously worked as an executive, founder and board member of several biotechnology companies. Most relevant to Anixa, from September 2001 to June 2010, Dr. Kumar was the President and CEO of CombiMatrix Corporation, a company which he took public, and which developed and launched a number of genomic diagnostics tests in multiple areas, including cancer. Since leaving CombiMatrix, Dr. Kumar has been closely evaluating scientific data, and carefully monitoring the advancement of scientific research, in search of technologies that can be used to create highly impactful, cancer screening tests and that are worthy of launching a new company.

ANIXA has identified two technologies that it intends to use for its first cancer screening tests. One technology utilizes a biomarker that has been proven to be effective for the early detection of lung cancer, the number one cause of cancer deaths for men and women. The other technology focuses on biomarkers for the early detection of multiple solid tumors at both early and late stages of cancer. Anixa's cancer strategy is based on the premise that the best way to improve the outcomes for cancer patients is early detection, through the utilization of simple, non-invasive, economical screening tests that are highly accurate.

On June 24, 2015 at 1:30 PM, ITUS will hold a web-based conference call to present an update on ITUS and its new cancer diagnostic initiative, Anixa. The call will be hosted by Robert Berman and Dr. Amit Kumar.

To listen and/or participate in the conference call, dial 877-407-0749 for US & Canada, (412-902-0034 for international callers), or login via the web at http://ituscorp.equisolvewebcast.com/cc-6-24, or access the call via the IR Calendar page, which can also be found on ITUS' website, by clicking the "Investors," "News/Events," and "IR Calendar" links.

About ITUS CorporationITUS funds, develops, acquires, and licenses emerging technologies such as High-Tech, Biotechnology, Life Sciences, and Informatics. The company has ongoing licensing programs involving encrypted communications, and advanced materials, and an ongoing development program to create highly efficient, flat panel displays, utilizing a proprietary technology for carbon Nanotubes and phosphor luminescence. Additional information is available at www.ITUScorp.com.

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